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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): SEPTEMBER 29, 2003

                           DWANGO NORTH AMERICA CORP.
               (Exact Name of Registrant as Specified in Charter)


         NEVADA                        333-69006             84-1407365
(State or Other Jurisdiction          (Commission       (I.R.S. Employer
         of Incorporation)             File Number)      Identification Number)


         5847 SAN FELIPE STREET, SUITE 2825
         HOUSTON, TEXAS                                           77057-3000
        (Address of Principal Executive Offices)                  (Zip Code)

                                 (713) 914-9600
              (Registrant's telephone number, including area code)

                             WOODLAND HATCHERY, INC.
                              1442 LOWER RIVER ROAD
                              WOODLAND, UTAH 84036
          (Former name or former address, if changed since last report)

                     --------------------------------------

ITEM 1.   CHANGES IN CONTROL OF COMPANY.

         Pursuant to an Agreement and Plan of Reorganization (the "Agreement"), dated September 19, 2003, among Woodland Hatchery, Inc. (which has changed its name to Dwango North America Corp.), a Nevada corporation (the "Company"), Cody
T. Winterton, the principal shareholder of the Company, Dwango North America, Inc., a Texas corporation ("Dwango"), and the securityholders of Dwango listed therein, the Company acquired a substantial majority of the issued and outstanding shares of common stock, par value $.001 per share ("Dwango Common Stock"), of Dwango and a substantial majority of the securities convertible into or exercisable for Dwango Common Stock in exchange (the "Exchange") for 4,420,534 shares of common stock, par value $.001 per share ("New Dwango Common Stock"), of the Company and securities convertible into or exercisable for 6,327,584 shares of New Dwango Common Stock. The closing (the "Closing") of the Exchange occurred on September 29, 2003. Prior to the Closing and in accordance with the terms of the Agreement, (i) the Company effected a one for 4.5 reverse stock split, leaving 2,548,889 shares of New Dwango Common Stock issued and outstanding, and (ii) Cody T. Winterton surrendered for cancellation 1,888,889 post-split shares of New Dwango Common Stock owned by him, representing 74.1 % of the issued and outstanding shares of New Dwango Common Stock prior to Closing. Accordingly, (i) the shareholders of the Company immediately prior to the Closing owned 660,000 shares of New Dwango Common Stock immediately after the Exchange and (ii) the shareholders of Dwango immediately prior to the Closing owned a substantial majority of the New Dwango Common Stock immediately after the Exchange. At the Closing, Robert E. Huntley exchanged (i) 1,472,250 shares of Dwango Common Stock for 2,051,553 shares of New Dwango Common Stock, and (ii) options to purchase 500,000 shares of Dwango Common Stock for options to purchase 696,741 shares of New Dwango Common Stock, 139,348 of which are exercisable within the next 60 days, resulting in the beneficial ownership by Mr. Huntley of approximately 42% of the issued and outstanding shares of New Dwango Common Stock after the Closing (24% on a fully-diluted basis). These transactions may be deemed to have resulted in a change in control of the Company from Cody T. Winterton to Robert E. Huntley. Pursuant to the Agreement, the directors and executive officers of the Company prior to the Closing resigned and the directors and executive officers of Dwango assumed the same positions with the Company. In this respect, Robert E. Huntley, L. Derrick Ashcroft, Joseph Allen, Jay F. Higgins and Paul Eibeler became directors of the Company. Robert E. Huntley became the Chairman of the Board, President and Chief Executive Officer, F. Conrad Hametner III became Chief Operating Officer, Jacques Faust became Chief Financial Officer and Rick Hennessey became Executive Vice President of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to the Agreement, the Company acquired a substantial majority of the issued and outstanding shares of Dwango Common Stock and a substantial majority of the securities convertible into or exercisable for shares of Dwango Common Stock. The Company intends to seek to acquire the remaining issued and outstanding shares of Dwango Common Stock and securities convertible into or exercisable for shares of Dwango Common Stock. Each Dwango shareholder who elected to participate in the Exchange received 1.3934814 (the "Exchange Ratio") shares of New Dwango Common Stock for each share of Dwango Common Stock so

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exchanged. Each holder of options, warrants or convertible notes of Dwango who elected to participate in the Exchange received a security of the Company comparable to the security of Dwango exchanged by such holder, except that (i) the number of shares for which the issued security was exercisable or into which it was convertible was a number of shares equal to the number of shares for which the Dwango security surrendered for exchange was exercisable or convertible multiplied by the Exchange Ratio, and (ii) the exercise or conversion price of the issued security was the exercise or conversion price of the Dwango security surrendered for exchange divided by the Exchange Ratio.

         At the Closing, the Company issued (i) 4,420,534 shares of New Dwango Common Stock in exchange for 3,172,294 shares of Dwango Common Stock, (ii) promissory notes in the principal amount of $2,450,000 convertible into 2,041,612 shares of New Dwango Common Stock at a conversion price of $1.20 per share, (iii) options to purchase 514,126 shares of New Dwango Common Stock at an exercise price of $.80 per share, (iv) options to purchase 806,498 shares of New Dwango Common Stock at an exercise price of $1.20 per share, (v) options to purchase 378,658 shares of New Dwango Common Stock at an exercise price of $1.32 per share, and (vi) warrants to purchase 2,586,690 shares of New Dwango Common Stock at an exercise price of $1.20 per share. Immediately following the Closing, the Company had 5,080,534 shares of New Dwango Common Stock, promissory notes convertible into 2,041,612 shares of New Dwango Common Stock, options convertible into 1,699,282 shares of New Dwango Common Stock, and warrants convertible into 2,586,690 shares of New Dwango Common Stock issued and outstanding. Immediately following the Closing, Dwango still had 389,402 shares of Dwango Common Stock, promissory notes convertible into 29,940 shares of Dwango Common Stock and warrants to purchase 29,940 shares of Dwango Common Stock issued and outstanding, owned by securityholders who had not participated in the Exchange.

         Pursuant to the terms of the Agreement and prior registration rights agreements entered into by Dwango, the Company agreed to file a registration statement under the Securities Act of 1933 to register the shares of New Dwango Common Stock underlying the convertible notes and certain of the warrants issued at the Closing. Accordingly, the Company is obligated to file a registration statement no later than four months after the Closing and use its reasonable commercial efforts to cause such registration statement to become effective as soon as practicable thereafter. In addition, the holders of certain shares of New Dwango Common Stock issued at the Closing, including shares of New Dwango Common Stock underlying warrants issued at the Closing, have "piggyback" registration rights which will allow them to have their shares registered in the registration statement to be filed by the Company. It is anticipated that the Company will also include certain warrants issued at the Closing in such registration statement.

         In connection with the Closing, in exchange for the surrender for cancellation by Cody Winterton of 1,888,889 shares of New Dwango Common Stock on a post-reverse stock split basis and his assumption of all liabilities of the Company existing at or relating to periods prior to the Closing, all pre-Closing assets of the Company were transferred to Cody T. Winterton and Dwango paid to Mr. Winterton $50,000. Immediately after Closing, on a consolidated basis, the only assets and liabilities of the Company were those of Dwango.

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         In accordance with the terms of the Agreement, the Company filed an amendment to its Articles of Incorporation on September 26, 2003 to increase the number of shares of preferred stock, par value $.001 per share, of the Company authorized for issuance from five million to ten million and to change its name to "Dwango North America Corp."

         The consideration exchanged pursuant to the Agreement was negotiated at "arms-length" and the director of the Company used the following criteria in evaluating the merits of the transaction and amount of the consideration: the relative value of the assets of the Company in comparison to those of Dwango; Dwango's present and past business operations; the future potential of Dwango; Dwango's management; and the potential benefit to the stockholders of the Company. The director of the Company determined that the consideration for the exchange was reasonable, under the circumstances, in his good faith judgment. Neither the Company nor Dwango secured a fairness opinion or independent appraisal in connection with the determination of the Exchange Ratio or any of the other terms of the Agreement.

         No director, executive officer or beneficial holder of 5% or more of the shares of New Dwango Common Stock prior to Closing had any direct or indirect interest in Dwango or any of its affiliates prior to Closing. No director, executive officer or beneficial holder of 5% or more the shares of Dwango Common Stock prior to Closing had any direct or indirect interest in the Company or any of its affiliates prior to Closing.

         The transactions contemplated by the Agreement are intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         The foregoing description of the Agreement and the transactions contemplated thereby is subject to the more detailed provisions set forth in the Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

         The Company is a successor to and intends to continue the business operations conducted by Dwango prior to Closing. The following is a summary of certain information regarding Dwango. Where the context requires in the discussion below, "Dwango" refers to the Company after giving effect to the Exchange.

                                    BUSINESS

General
-------

         Dwango develops and distributes wireless applications for users of next generation wireless devices. These applications include games, polyphonic musical ringtones and other entertainment content. Dwango is an early entrant into this market in the United States, a market that Dwango anticipates will grow rapidly. Dwango currently distributes its content through agreements with wireless carriers and a handset manufacturer. In addition to publishing its own content, Dwango publishes licensed content from third parties for distribution through its channels.


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         Dwango has signed exclusive licensing agreements with Dwango Co., Ltd.
("Dwango Japan"), one of the leading developers of wireless entertainment and networking technology in Japan, which permit Dwango to use and exploit the wireless intellectual property of Dwango Japan (including software, technology, content and trademarks) in the United States, Canada and Mexico ("North America"). Dwango Japan recently completed its initial public offering in Japan and was listed on the Tokyo Stock Exchange on July 17, 2003. Dwango has the opportunity to adapt and implement both current and future Dwango Japan technology and content for use in North America. Dwango Japan has established itself as a leading entertainment content and network technology provider for NTT DoCoMo's i-mode(TM) service, the largest wireless data service in the world. Dwango anticipates that it will benefit from its association with Dwango Japan.

         Robert E. Huntley, the founder and Chief Executive Officer of Dwango, is also a founder, the former Chairman of the Board and a shareholder of Dwango Japan. He continued as an active director of Dwango Japan until he stepped down in December 2001 following the establishment of Dwango. Dwango intends to utilize Dwango Japan's leadership position and proven wireless technology in the more mature Asian wireless market as a significant competitive advantage in the emerging North American market. Dwango intends to publish game titles licensed from Dwango Japan and also anticipates that it will implement current and future wireless technologies and content developed by Dwango Japan. Additionally, Dwango intends to pursue opportunities to develop and implement its own wireless portal and content for use in the U.S. wireless market, through internal development and strategic alliances. Dwango also intends to publish game titles from other leading Japanese wireless content developers.

         All of the major U.S. wireless carriers have recently launched their next generation of data services, known as "2.5G" and "3G." These new services allow for a significant expansion of options and features for wireless devices. In the later part of 2002, Dwango entered into agreements with AT&T Wireless and Verizon Wireless which provide the terms and conditions under which Dwango's applications may be made available to end-users of those carriers. Two of Dwango's games, STAR EXCEED(TM) and dwango Racing(TM), have launched with AT&T Wireless on the Motorola T720 wireless handset and with Verizon Wireless on the LG VX4400 wireless handset. Relationships are also being pursued with Alltel, Cingular, Nextel, Sprint PCS, and T-Mobile. In addition, Dwango has an agreement with NEC America, a major international handset manufacturer, to have Dwango game content preloaded on a next generation wireless handset. This handset became available for sale in July 2003.

         In April 2003, Dwango entered into a Letter of Intent to acquire Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. The Letter of Intent provides, among other things, that Dwango will initially issue to the shareholders of such company 200,000 shares of Dwango common stock, prior to giving effect to the Exchange, subject to increase of up to an aggregate of 600,000 shares, prior to giving effect to the Exchange, depending upon the valuation of Dwango common stock in certain defined future transactions, including the Exchange.

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         Dwango operates three divisions: dwango wireless, dwango media and dwango studios.

         o dwango wireless: is the publishing division of Dwango, and is responsible for maintaining distribution relationships with carriers and handset manufacturers and porting applications for use in the North American market;

         o dwango media: manages and creates media applications such as ringtones, graphic downloads and picture applications; and

         o dwango studios: encompasses the game studio which develops original game content.

         Although Dwango has three divisions, it operates in one segment and does not account for each division separately.

         It is contemplated that in the future any related businesses formed or acquired by Dwango will be operated in separate divisions.

         Dwango was incorporated in Texas on November 20, 2000. Its principal executive office is located at 5847 San Felipe Street, Suite 2825, Houston, Texas 77057. Its telephone number at such address is (713) 914-9600.

Products and Services
---------------------

         Games
         -----

         In order to distribute the games licensed from Dwango Japan, Dwango must "port" the applications to United States standards for use in the North American market. Porting is a two-step process. First, the games must be translated from Japanese to English and any cultural modifications deemed necessary must be made. Second, the games must be taken off of the Japanese development platform, which in the case of NTT DoCoMo's imode service is known as DOJA, and modified for the development platforms used in the United States. Two such platforms which Dwango is pursuing are J2ME (MIDP) and BREW. Games will be developed for use with either or both of these platforms depending upon the carrier for which the games are being ported. Porting from DOJA to BREW or J2ME
(MIDP) is not necessary in all cases. For example, the NEC 515 wireless handset, which launched with AT&T Wireless in July 2003, has Dwango content pre-loaded and ships in the United States with the Japanese DOJA platform. NEC is an active manufacturer of handsets in Japan.

         The games to be distributed by Dwango fall into one of four categories: standalone games, turn-based network games, massively multiplayer games and browser based network games. Standalone games are one-player games. Turn-based network games are games where the player competes against other players on the network and the game involves taking turns by the players. Massively multiplayer games are games where the player may compete with thousands of other players with an ongoing story line. Browser based network games are multiplayer games

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where the players each play simultaneously, and game play is performed through the use of the phone's browser, rather than an application running on the phone itself. The following is a brief description of the games currently being distributed by Dwango:

         Star Exceed(TM) is a standalone top down vertical scrolling shooting game. The object is to destroy as many enemy craft as possible thus scoring the highest amount of points, while avoiding being destroyed. A player is given three fighter craft in each game. The player shoots enemy craft by using rapid-fire lasers or homing missiles. The homing missiles will seek out and destroy all enemy craft that have been targeted or "locked on" (designated by a square around an enemy craft) in the fighter's radar simultaneously. To clear the stage, the player must defeat the mother ship that appears at the end of each stage. The game has a total of five stages, each getting progressively more difficult. A follow-up game to STAR EXCEED(TM), Star Diversion, is also a standalone top down vertical scrolling shooting game and is available for use on more robust handsets. The game play is similar to that of STAR EXCEED(TM).

         dwango Racing(TM) is a standalone top down vertical scrolling racing game. The player competes against one of eight rival cars to win the race and post the fastest lap time. The player can choose which car to use for the race, each of which has different handling, acceleration, top speed and grip. During the race, the player must navigate obstacles and hairpin turns. Each car is equipped with three nitro boosts, which accelerate the car beyond its normal speed. There are also nitro boosts along the track, which have the same accelerating effect when the driver runs over them. If the player wins the race, they are advanced to the next stage.

         Ringtones
         ---------

         Dwango has a license from Dwango Japan that includes the North American distribution rights to approximately 1,200 high-quality ringtones appropriate for the U.S. market. These ringtones must be modified for use in the North American market. The required modification will depend upon the handset on which the ringtone will be carried. In April 2003, Dwango executed a letter of intent to acquire Over-the-Air Wireless, Inc. ("OTA Wireless"), a company engaged in the wireless ringtone business. OTA Wireless maintains licenses with Sony, EMI, Warner/Chappel Hill, ASCAP, Harry Fox and BMI, and anticipates entering into licenses with Universal and BMG. Licenses of the type held by OTA Wireless are necessary for the distribution of Dwango's ringtones, including the ringtones licensed from Dwango Japan. In addition, OTA Wireless has developed an application that can be used in connection with the browsing and downloading of ringtones. There can be no assurance that the acquisition of OTA Wireless will be consummated. In the event that such acquisition is not consummated, the Company will have to enter into similar licensing agreements to those already entered into by OTA Wireless and develop necessary applications in order to distribute ringtones.

         Images
         ------

         Dwango anticipates offering images for download upon consummation of its planned acquisition of OTA Wireless, for which there can be no assurance. OTA Wireless currently maintains a catalog of over 1,000 images. The image catalog is comprised of 100% original artwork. OTA has also begun discussions for exclusive rights to professionally generated images. Images can be downloaded to phones as logos, which can be displayed on the main screen of a

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user's phone, calling group icons, which are displayed when a call is received by selected calling parties, picture messages, which can be sent to friends along with text, or screensavers. OTA Wireless has also developed an image catalog application to allow subscribers to browse and download images to their phones.

Dwango Japan Licenses
---------------------

         Dwango entered into a Technology License Agreement and a Trademark License Agreement with Dwango Japan effective August 14, 2002. The Technology License Agreement allows Dwango to use exclusively all wireless technology of Dwango Japan (including all wireless technology developed by Dwango Japan during the term of the license) in North America for a period of eight years. To maintain the right to use such technology Dwango must pay to Dwango Japan a royalty equal to the greater of $50,000 per year or 2% of Dwango's annual gross revenue arising from wireless technology. Gross revenue not arising from wireless technology is not subject to this royalty.

         The Trademark License Agreement allows Dwango to use exclusively the Dwango Japan trademarks, including the name "dwango," in North America for a period of 25 years. To maintain the right to use such trademarks, Dwango must pay to Dwango Japan a royalty equal to the greater of $50,000 per year or 1/2 of 1% of Dwango's annual gross revenue arising from wireless technology. Gross revenue not arising from wireless technology is not subject to this royalty.

         The parties have recognized that Dwango Japan has previously entered into and may in the future enter into certain global transactions with independent third parties for the development of wireless technology. To account for this business reality (the possible use of Dwango Japan wireless technology, not content, in North America when distributed as part of a global distribution agreement) and recognizing that Dwango has a license to the Dwango Japan wireless technology within North America, the parties have agreed that Dwango will have the right in certain circumstances to share with Dwango Japan in the revenues generated from these global transactions to the extent that they result in revenue arising from and/or business opportunities within North America, on terms to be agreed between Dwango and Dwango Japan.

         In connection with the execution of the Technology License Agreement and Trademark License Agreement, on August 14, 2002, Dwango Japan purchased common stock of Dwango for $400,000. Prior to that, in July 2002, Dwango Japan invested $100,000 in Dwango in consideration for a one-year convertible note, bearing interest at 4% per annum. Such note was converted into common stock of Dwango, at a conversion price of $1.67 per share, on July 7, 2003, prior to giving effect to the Exchange.

         Please see "Risk Factors: Dwango is dependent upon Dwango Japan and the maintenance of the License Agreements that it has with Dwango Japan" for more information on the license agreements.

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Distribution
------------

         In the later part of 2002, Dwango entered into an agreement with AT&T Wireless which provides the terms and conditions under which Dwango's applications may be made available to AT&T Wireless subscribers. Dwango is currently selling three games through AT&T Wireless' m-Mode channel: STAR EXCEED(TM) and dwango Racing(TM) on the Motorola T720 wireless handset and Star Diversion on the NEC 515 wireless handset. In addition, Star Diversion is preloaded on the NEC 515 next generation wireless handsets sold by AT&T Wireless pursuant to an agreement Dwango has with NEC America. This allows AT&T Wireless subscribers who purchase the NEC 515 wireless handset access to one free level of game play. Subsequent levels will be available for purchase. This type of channel distribution with upgrade billing from within the application represents a first-of-a-kind innovation in the North American wireless market.

         In May of 2002, Dwango executed an agreement to become a certified BREW developer with Qualcomm. This agreement enables Dwango to create and publish content on the BREW platform. BREW is the platform being used by Verizon Wireless for its data applications, including entertainment offerings. In October of 2002, Dwango executed a BREW application license agreement with Verizon Wireless. The agreement gives Dwango access to post for distribution BREW software applications to the online BREW catalog maintained by Qualcomm. These combined agreements give Dwango a channel to publish content on Verizon Wireless' network. Dwango successfully launched its first BREW application, STAR EXCEED(TM), on Verizon's Get-It-Now deck in May 2003 for the LG VX4400 handset and subsequently launched dwango Racing(TM) on such handset in August 2003. Get-It-Now is Verizon's entertainment service and is available on BREW handsets.

         Dwango anticipates entering into agreements similar to those described above to make their content available to subscribers of other major carriers such as Alltel, Cingular, Nextel, Sprint PCS, and T-Mobile.

         Dwango's content is initially being sold primarily using a download fee model, which is currently the prevailing model in the United States market. Under this model, a download fee is charged for each download of an application. The one-time fee is usually higher than in a subscription based model, where fees are charged on a monthly basis for access to content within the subscription package. When using the subscription model, the applications downloaded expire after a period of time so that they are no longer usable on the handset to which they were downloaded unless a renewal fee is paid. Dwango anticipates that it will offer such a subscription based fee arrangement if and when it determines that the United States market demands such type of pricing or in response to competitive moves.

         Whether a download model or subscription model is used, the fees for downloading content may be collected by the carriers and then forwarded to Dwango in what is known as a billing-on-behalf-of-others system, which is the current system employed by Dwango. When games are sold through a carrier, the carrier is entitled to retain a royalty. The development and implementation of billing-on-behalf-of-others systems enables wireless carriers to collect revenues for subsequent remittance to content providers. This model is critical to attract users who are comfortable paying for content as part of their regular wireless phone bill but who may be hesitant paying for content in an over-the-air credit card transaction.

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Markets
-------

         The United States wireless market is evolving to the next generation that allows carriers to provide data services in addition to voice services and generate revenue from those data services. Dwango believes this will result in a market similar to the one that has developed in Japan, where NTT DoCoMo's i-mode(TM) data service has grown from the time of launch to over 31 million subscribers in three years.

         Dwango believes that in the United States, a number of changes in the wireless market are driving the evolution to the next generation. These changes include the development of new handsets with higher resolution color screens, longer battery life and the ability to download and execute applications on the handset, the upgrade of wireless networks, the ability of wireless carriers to bill on behalf of application developers such as Dwango, and the development by companies such as Dwango of new wireless applications.

         According to a March 2003 Telecompetition, Inc. market study, the aggregate number of wireless subscribers in the United States represents approximately 50% of the residents in the United States. The number of such subscribers is expected to continue to grow. In-Stat/MDR, a market research company, has estimated that the wireless gaming market will grow to $2.8 billion worldwide by 2006. Frost & Sullivan, a company engaged in strategic market consulting and training, has stated that mobile gaming revenues could reach $12.8 billion worldwide by 2008.

         Dwango's target market is youth, which is typically defined as consumers between the ages of 14 and 24 years old, and sometimes includes consumers through their late 20's. Wireless carriers, particularly in North America, are increasingly focusing on this segment as the most rapidly adopting segment with respect to the wireless content marketplace.

Marketing and Sales
-------------------

         Dwango's success in marketing and selling its applications will rely on product innovation (including freshness), placement in the upper tiers of the handset menus (making the applications easy to find), and distribution (the number of carriers that offer Dwango products). Dwango has already begun marketing its products to wireless carriers. Marketing of the applications to consumers is anticipated to be performed through a combination of marketing by the wireless carriers of wireless content to their subscribers, direct consumer marketing efforts by Dwango, and the public relations efforts of Dwango. Dwango also expects to gain exposure through industry trade shows, industry conference attendance, its website, and general industry exposure.

Competition
-----------

         The market for wireless content is highly competitive. Dwango is an early entrant into the wireless content market, and Dwango expects that the competition will increase as the market grows. Many of Dwango's competitors have substantially greater financial resources than Dwango, which may allow them to

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identify emerging trends more quickly and develop technology at a faster pace.
Dwango believes that the principal competitive factors are the quality of the content, including its freshness and innovative differentiation, relationships with wireless carriers, the ability to have the content placed in the upper tiers of the handset menus, and the number of carriers who offer the content. Dwango believes that it competes, or will compete, favorably in these categories. Dwango believes it has a unique competitive advantage in its ability to leverage the license for the Dwango Japan content and technology.

Government Regulation
---------------------

         Dwango is not currently subject to direct federal, state, or local government regulation, other than regulations applicable to businesses generally. The telecommunications industry is subject to regulation by federal and state agencies, including the Federal Communications Commission, and various state public utility and service commissions. While such regulation does not necessarily affect Dwango directly, the effects of these regulations on the wireless carriers that provide Dwango's applications to their subscribers may, in turn, adversely affect Dwango's business, by, for example, increasing Dwango's costs or reducing its ability to continue selling its products.

Intellectual Property
---------------------

         Dwango regards its patents, copyrights, servicemarks, trademarks, trade secrets, proprietary technology and similar intellectual property, including that licensed from Dwango Japan, as critical to its success, and it relies on trademark and copyright law, trade secret protection and confidentiality and license agreements with its employees, customers, independent contractors, partners and others to protect its intellectual property rights. There can be no assurance that the steps Dwango has taken to protect its proprietary rights will be adequate to prevent third parties from infringing or misappropriating its proprietary rights.

Properties
----------

         Dwango currently maintains its executive office at 5847 San Felipe Street, Suite 2825, Houston, Texas 77057-3000. dwango wireless and dwango media are located at 200 West Mercer Street, Suite 501, Seattle, Washington 98119, and dwango studios is located at 582 Market Street, Suite 1101, San Francisco, California 94104. The aggregate monthly base rent for such space is approximately $8,700.

Employees
---------

         Dwango currently has a total of thirty-two employees, all of whom work full-time. Eight of Dwango's employees are located at Dwango's Houston, Texas office, five are located at Dwango's San Francisco office, and nineteen are located at Dwango's Seattle, Washington office. None of Dwango's employees are represented by unions and Dwango is not aware of any activities seeking such organization. Dwango considers its relations with its employees to be good.


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                                  RISK FACTORS

         Dwango's operations, as well as an investment in its securities, involve numerous risks and uncertainties. The reader should carefully consider the risk factors discussed below and elsewhere in this Current Report on Form 8-K.

DWANGO IS A DEVELOPMENT STAGE COMPANY WITH A LIMITED OPERATING HISTORY AND HAS INCURRED LOSSES TO DATE.

         Dwango was incorporated on November 16, 2000 and is a development stage company. Accordingly, Dwango has a limited operating history in the wireless content market upon which an evaluation of Dwango and its prospects can be based. Dwango's prospects must be considered in light of the risks and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, Dwango must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified personnel, and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that Dwango will be successful in addressing such risks. Dwango has generated nominal revenues to date and no assurance can be given that it will be able to generate or sustain meaningful revenues in the future. Dwango has incurred net losses of $206,000, $1,270,000 and $1,253,000 for the years ended December 2001 and 2002, and for the six months ended June 30, 2003, respectively, and expects to incur losses for at least twelve months. At June 30, 2003, Dwango had an accumulated deficit of $2,730,000. There can be no assurance that Dwango will achieve profitable operations.

IF DWANGO IS UNABLE TO SECURE SUBSTANTIAL ADDITIONAL FINANCING IT MAY HAVE TO SIGNIFICANTLY CURTAIL OR CEASE OPERATIONS.

         At June 30, 2003, Dwango had a negative working capital position of $837,000 and a negative stockholders equity of $663,000. Since July 1, 2003, Dwango has raised gross proceeds of $1,450,000 from a recently completed private placement of Senior Subordinated Convertible Promissory Notes and Warrants. At August 31, 2003, Dwango had a cash position of $289,000. Dwango requires substantial additional financing to fund the cost of continued operating activities, which financing Dwango intends to seek. If further funding is not obtained by October 31, 2003, Dwango may be required to significantly curtail or cease operations. Further, if additional funds are raised by issuing equity securities, significant dilution to shareholders may occur and new investors may get rights that are preferential to current shareholders.

THE WIRELESS CONTENT MARKET IS A DEVELOPING MARKET WHICH MAY NOT DEVELOP AS DWANGO ANTICIPATES.

         The wireless content market, currently a minimal revenue generator in North America, is an emerging market that is relatively new and will require additional development if Dwango is to achieve meaningful levels of revenues and profitability. The applications to be offered by Dwango will be dependent upon, among other things, the market acceptance of the next generation of wireless handsets which were initially introduced in summer 2002. The demand for Dwango's products and services is dependent on a number of variables, which Dwango cannot predict with accuracy. There can be no assurance that the market will develop as Dwango anticipates.

         Dwango will incur operating expenses based largely on anticipated revenue trends that are difficult to predict. To prepare to participate in the wireless content market, Dwango plans to invest a significant amount of its resources to develop, market and support its products and services in advance of generating substantial revenues, and accordingly anticipates its incurring substantial losses until such time, if ever, that substantial revenues are generated. Accordingly, the success of Dwango will depend on the market for Dwango's products developing sufficiently to support profitable operations, and its ability to commercialize its products and services in order to generate sufficient revenue from sales of these products and services to offset the expenses associated with developing, marketing and supporting them.

THE ACCURACY OF THE PROJECTIONS REGARDING THE SUBSCRIBER BASE OF DWANGO ARE CRITICAL TO ITS PROFITABILITY.

         Dwango anticipates that its financial results in the near term will be principally driven by its ability to properly allocate its limited cash resources. The allocation of these resources must be coordinated with and take into account the projected rate of growth of Dwango's subscriber base and the pricing assumptions in its business model. Management has made significant estimates regarding the anticipated growth of its subscriber base, taking into account many variables, certain of which are outside Dwango's control. The business model of Dwango requires expanding and improving its technological and other capabilities necessary in order to properly service anticipated increased usage by a growing subscriber base, and if the subscriber base of Dwango does not grow at projected rates, or its pricing assumptions are incorrect, then the up front expenses of Dwango will exceed its revenues by amounts greater than currently anticipated, exacerbating projected losses and putting additional pressure on cash resources.

DWANGO IS DEPENDENT UPON DWANGO JAPAN AND THE MAINTENANCE OF THE LICENSE AGREEMENTS THAT IT HAS WITH DWANGO JAPAN.

         Dwango anticipates that it will derive a portion of its revenues from the distribution of current and future applications developed utilizing the intellectual property of Dwango Japan, and will benefit from being associated with Dwango Japan. The Chief Executive Officer of Dwango, Robert E. Huntley, is a co-founder, former Chairman of the Board and currently a shareholder of Dwango Japan.

         Dwango has a license agreement with Dwango Japan that provides Dwango with an eight-year license to use, market, sell and make products and services using Dwango Japan's current and future wireless technology in North America. In addition, a separate license agreement with Dwango Japan provides Dwango with a 25-year license to use, market, sell and make products and services using Dwango Japan's trademarks in North America. If Dwango discontinues operation of its service for a continuous period of more than six consecutive months and the service is not restarted within 60 days after written notice from Dwango Japan, the licenses may be terminated by Dwango Japan. Upon termination of the licenses, Dwango must cease use of the intellectual property granted to it by Dwango Japan under the licenses. There can be no assurance that Dwango can meet the requirements contained in the licenses.

         Although Dwango has a license to use Dwango Japan's technology in North America, Dwango Japan may develop and/or provide to third parties certain of Dwango Japan's technology, but not content, so that such third parties can distribute such third parties' content on a global basis using Dwango Japan's technology, including distribution in North America. If a distribution is made by a third party in the North America using Dwango Japan's technology, Dwango will have the right in certain circumstances to share with Dwango Japan in the revenue generated from that distribution in the North America on terms to be agreed upon by Dwango Japan and Dwango. There can be no assurance that Dwango will be successful in negotiating revenue sharing agreements with Dwango Japan on terms satisfactory to Dwango. In addition, to the extent these third parties distribute their content in North America, whether or not using Dwango Japan technology, Dwango will be competing with such third parties.

         Dwango is obligated to pay Dwango Japan a royalty for both the technology and trademark licenses. With respect to the trademark license, Dwango must pay Dwango Japan .5% of Dwango's gross revenue (from wireless technology products) or $50,000 per year, whichever is greater. With respect to the technology license, Dwango must pay Dwango Japan 2% of Dwango's gross revenue (from wireless technology products) or $50,000 per year, whichever is greater. If Dwango is unable to meet its payment obligations under the licenses with Dwango Japan, the licenses may be terminated by Dwango Japan.

         Due to Dwango's important contractual ties with Dwango Japan, and the benefits received from being associated with Dwango Japan, Dwango would be significantly and adversely affected should Dwango Japan be unable to continue operations or otherwise perform its obligations to Dwango, or if the licenses are terminated by Dwango Japan.

DWANGO'S SUCCESS DEPENDS UPON ENTERING INTO DISTRIBUTION ARRANGEMENTS WITH MAJOR WIRELESS CARRIERS AND DEVELOPING AND MAINTAINING STRATEGIC RELATIONSHIPS WITH SUCH WIRELESS CARRIERS.

         Dwango's strategy for pursuing a significant share of the emerging wireless content market in North America is dependent upon entering into distribution arrangements with major wireless carriers and developing and maintaining strategic relationships with such wireless carriers so that, among other things, Dwango can obtain favorable treatment with respect to the timing and placement of its applications on the wireless handset download menus. In this respect, Dwango has entered into agreements with AT&T Wireless and Verizon Wireless which provide for the terms and conditions under which Dwango's applications may be made available to end-users of such carriers. Distribution agreements are also being pursued with Alltel, Cingular, Nextel, Sprint PCS and T-Mobile. Dwango is dependent upon the subsequent success of these wireless carriers in performing their responsibilities and sufficiently marketing Dwango's applications. There can be no assurance that Dwango will be able to negotiate, execute and maintain favorable agreements and relationships with wireless carriers, that the carriers with whom Dwango has a contractual relationship will choose to utilize Dwango's applications or that such wireless carriers will be successful and/or will not pursue alternative technologies.

 DWANGO'S PERFORMANCE MAY BE DEPENDENT IN PART UPON ITS ABILITY TO TIMELY AND COST EFFICIENTLY PORT APPLICATIONS FROM THE JAPANESE DEVELOPMENT PLATFORM TO UNITED STATES STANDARDS.

         In order to distribute the applications licensed from Dwango Japan, Dwango must port the applications to United States software and hardware standards, including handsets, unless the handset on which the application will be distributed ships in North America with the Japanese development platform for which the content was developed. If Dwango is unable to so port the applications in a timely and cost efficient manner, its business could be adversely affected.


DWANGO MAY BE UNABLE TO IMPLEMENT ITS ACQUISITION GROWTH STRATEGY, AND FAILURE TO MANAGE ITS ACQUISITION STRATEGY PROPERLY MAY HARM ITS BUSINESS.

         Dwango's business strategy includes making strategic acquisitions of other companies or businesses. In April 2003, Dwango executed a Letter of Intent to acquire Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. The letter of intent is nonbinding and there can be no assurance that the acquisition will be consummated. Dwango's continued growth may depend on its ability to identify and acquire, on acceptable terms, companies that complement or enhance its business. The competition for acquisition candidates is intense and Dwango expects this competition to increase. There can be no assurance that Dwango will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, Dwango may not be able to realize the anticipated benefits of future acquisitions. In implementing its acquisition growth strategy, Dwango may encounter:

         -costs associated with incomplete or poorly implemented acquisitions;

         -expenses, delays and difficulties of integrating acquired companies into Dwango's existing organization;

         -dilution of the interest of existing stockholders; and

         -diversion of management's attention.

         Any of these matters could have a material adverse effect on Dwango's business, results of operations and financial condition.

DWANGO FACES SIGNIFICANT COMPETITION AND MAY BE UNABLE TO COMPETE SUCCESSFULLY.

         The market for wireless applications is extremely competitive. Dwango's competition is expected to intensify as competitors reduce prices, incorporate new features and expand and accelerate the release of new products and service offerings, and new competitors enter the market. The evolution of technology in the wireless market is rapid and Dwango must adapt to remain competitive. Dwango is aware of other companies that provide mobile applications. Many of these companies have substantially greater financial resources than Dwango which could allow them to identify emerging trends more quickly and develop technology at a faster pace. Dwango may not be able to compete successfully against current or future competitors and such competitive pressures could harm Dwango's business, operating results or financial condition. Some of Dwango's competitors have already made significant progress in the market.

FAILURE TO DEVELOP WIRELESS CONTENT AND RESPOND TO CHANGES IN TECHNOLOGY ON A TIMELY BASIS COULD ADVERSELY AFFECT DWANGO'S BUSINESS.

         Dwango's ability to design, develop, test and support, or obtain from third parties, new or enhanced content for wireless network technology on a timely basis to meet the changing needs of wireless phone users and respond to technological developments and evolving industry standards is critical to Dwango's future growth. There can be no assurance that Dwango will be able to identify emerging technologies which will gain widespread acceptance. If Dwango invests substantial resources in acquiring, developing or implementing wireless content that does not become widely accepted or which is delayed in introduction, Dwango may be unable to recoup such investment. There can be no assurance that others will not develop technologies that achieve a greater market acceptance than Dwango, that render Dwango's services obsolete or that otherwise adversely affect Dwango's competitive position.

IF DWANGO IS UNABLE TO MAINTAIN A PROMINENT POSITION ON APPLICATION DOWNLOAD MENUS, IT COULD HAVE AN ADVERSE EFFECT ON ITS BUSINESS.

         Dwango will need to continually develop new products in order to maintain a prominent position on the application download menus maintained by wireless carriers, as consumers are more likely to download newer applications that are higher up in the download menu. New applications are generally introduced onto the application download menus on a weekly basis, and older applications are pushed toward the bottom of the menu. If Dwango is unable to maintain a prominent position on the download menus, it could adversely affect its business.

THE LIFE CYCLE OF DWANGO'S PRODUCTS MAY BE SHORT, WHICH COULD ADVERSELY AFFECT ITS BUSINESS.

         The emergence of new wireless products and technologies, changes in consumer preferences and other factors may limit the life cycle of Dwango's technologies and any future products and services that Dwango develops. Dwango's future performance will depend on its ability to identify emerging technological trends in the wireless content market, identify changing consumer needs, desires or tastes, develop and maintain competitive technology, including new product and service offerings, improve the performance, features and reliability of Dwango's products and services, particularly in response to technological changes and competitive offerings, and bring technology to the market quickly at cost-effective prices.

DWANGO'S FUTURE PERFORMANCE WILL BE DEPENDENT UPON ITS ABILITY TO DEVELOP ITS BRAND WITH CONSUMERS.

         Dwango's future performance will be dependent upon its ability to develop its brand with consumers. In developing its brand, Dwango will be dependent upon both the marketing performed by wireless carriers and its own marketing efforts. Currently, Dwango has limited marketing capabilities. Dwango will need to develop a marketing group with technical expertise to promote the development of its brand or retain an appropriate marketing firm. There can be no assurance that Dwango will have the financial resources needed to develop a marketing group or retain a marketing firm, or that any of the marketing efforts undertaken by Dwango will be successful.

DWANGO'S INABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS COULD HARM ITS BUSINESS.

         Dwango's performance and ability to compete will be dependent to a significant degree on licensed and internally developed content and technology. Dwango expects to rely on a combination of patent, copyright, trademark and trade secret laws, confidentiality and nondisclosure agreements with its employees and with third parties and contractual provisions to establish and maintain its proprietary rights, including those rights licensed from Dwango Japan. There can be no assurance that the steps taken by Dwango to protect its proprietary rights will be adequate, or that third parties will not infringe upon or misappropriate Dwango's licensed or proprietary patents, copyrights, trademarks, service marks and similar proprietary rights. In addition, effective patent, copyright and trademark protection may be unenforceable or limited in certain foreign countries.

THE LOSS OF THE SERVICES OF DWANGO'S KEY MANAGEMENT WOULD LIKELY HARM ITS BUSINESS.

         Dwango's success will depend in large part upon the continued services and contributions of a small number of key management employees, including Robert E. Huntley, Dwango's Chief Executive Officer. The loss of the services of one or more of Dwango's key employees could have a material adverse effect on Dwango. In addition, if one or more of Dwango's key employees resign from Dwango to join a competitor or to form a competitor, the loss of such employee(s) and any resulting loss of existing or potential customers to such competitor could have a material adverse effect on Dwango. Dwango currently does not have an employment agreement with Mr. Huntley.

IF DWANGO IS UNABLE TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND OTHER PERSONNEL, ITS BUSINESS MAY SUFFER.

         Dwango currently has thirty-two full-time employees. Most of Dwango's present management has limited experience in managing a business as large as that currently contemplated by Dwango. In order to meet its business objectives, it will be necessary for Dwango to hire appropriate management personnel, as well as additional technical personnel. Dwango competes for such persons with other companies, some of which may have substantially greater capital resources and facilities than Dwango. There can be no assurance that Dwango will be successful in recruiting and retaining such personnel of the requisite caliber or in adequate numbers to enable it to conduct its business as proposed.

DWANGO'S PRINCIPAL STOCKHOLDER WILL HOLD APPROXIMATELY 40% OF THE OUTSTANDING SHARES OF NEW DWANGO COMMON STOCK.

         Robert E. Huntley, Chief Executive Officer of Dwango, presently owns 2,051,553 shares of New Dwango Common Stock, representing approximately 40% of the currently issued and outstanding shares of New Dwango Common Stock. Mr. Huntley also holds options to purchase an additional 696,741 shares of New Dwango Common Stock. Accordingly, Mr. Huntley will have significant influence over the outcome of all matters submitted to the shareholders for approval, including the election of directors.

DWANGO HAS NEVER PAID ANY DIVIDENDS ON ITS COMMON STOCK AND DOES NOT ANTICIPATE DOING SO IN THE FORESEEABLE FUTURE.

         Dwango has not paid any cash dividends on its equity securities since inception and it is anticipated that the Company will not pay cash dividends on its equity securities in the foreseeable future. The Company is expected to follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

THE POSSIBLE ISSUANCE OF SUBSTANTIAL AMOUNTS OF ADDITIONAL SHARES WITHOUT SHAREHOLDER APPROVAL COULD DILUTE DWANGO'S SHAREHOLDERS.

         As of the date of this Current Report on Form 8-K, the Company has an aggregate of 5,080,534 shares of New Dwango Common Stock outstanding and 6,327,584 shares of New Dwango Common Stock issuable upon exercise or conversion of outstanding options, warrants and convertible notes. The Company has 50,000,000 shares of New Dwango Common Stock authorized. All of such authorized shares in excess of those currently outstanding may be issued without any action or approval by the Company's shareholders and may result in dilution to the current shareholders of the Company.

THERE IS A LIMITED PUBLIC MARKET FOR SHARES OF NEW DWANGO COMMON STOCK.

         There is currently only a limited public market for the New Dwango Common Stock on the Over-the-Counter Bulletin Board. Most of the shares of New Dwango Common Stock issued and outstanding are restricted and may only be sold subject to certain conditions. The development of an active public trading market depends upon the existence of willing buyers and sellers that are able to sell their shares and market makers that are willing to make a market in the shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in New Dwango Common Stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. No assurance can be given that an active public trading market for the shares will develop or be sustained.

THERE IS NO PUBLIC MARKET FOR THE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE EXCHANGE.

         There is no public market for the notes or warrants issued in connection with the Exchange, and there can be no assurance that a trading market will ever develop or, if such a market develops, that it will be sustained.

THE STOCK PRICE OF NEW DWANGO COMMON STOCK IS EXPECTED TO BE VOLATILE.

         The market for New Dwango's Common Stock is anticipated to be highly volatile. The trading price of the New Dwango Common Stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by Dwango or its competitors, changes in Dwango's revenues and revenue growth rate and general market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to Dwango's market or relating to Dwango could result in an immediate and adverse effect on the market price of New Dwango Common Stock.

A SIGNIFICANT NUMBER OF SHARES OF NEW DWANGO COMMON STOCK AND WARRANTS TO PURCHASE NEW DWANGO COMMON STOCK WILL BECOME ELIGIBLE FOR SALE ON THE EFFECTIVENESS OF A REGISTRATION STATEMENT EXPECTED TO BE FILED.

         The Company is required to file a registration statement to register under the Securities Act of 1933 the shares of New Dwango Common Stock underlying the convertible notes and certain of the warrants issued in connection with the Exchange. In addition, certain holders of New Dwango Common Stock issued in connection with the Exchange, including shares underlying warrants issued in connection with the Exchange, have piggyback registration rights which will allow them to have their shares registered in such registration statement. It is also anticipated that Dwango will include the warrants to purchase New Dwango Common Stock issued in connection with the Exchange in such registration statement. As there is currently a very limited amount of shares in the public float due to the restricted nature of a significant portion of the shares outstanding, and a significant number of shares is expected to become saleable in the public market at the time the registration statement referred to above becomes effective, the market price for the New Dwango Common Stock could decrease significantly at such time.

DWANGO MAY BE SUBJECT TO PENNY STOCK REGULATIONS, WHICH MAY MAKE IT MORE DIFFICULT TO SELL THE SHARES OF NEW DWANGO COMMON STOCK.

         The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

         - deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market;

         - provide the customer with current bid and offer quotations for the penny stock;

         - explain the compensation of the broker-dealer and its salesperson in the transaction;

         - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

         - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

         These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As the shares of New Dwango Common Stock may be subject to the penny stock rules, investors may find it more difficult to sell their shares in the event they become otherwise freely resalable.

                RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

         Statements contained in this Current Report on Form 8-K include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon Dwango's best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," believe," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of such terms. Potential risks and uncertainties include, among other things, such factors as:

         o The market acceptance and amount of sales of Dwango's products,
         o        Dwango's expansion strategy,
         o        The competitive environment within the wireless industry,
         o        Dwango's ability to raise additional capital,
         o Dwango's ability to attract and retain qualified personnel, and
         o The other factors and information disclosed and discussed under "Risk Factors" above.


Investors should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. Dwango undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following should be read in conjunction with the financial statements and related notes thereto included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements.

Overview

         Dwango is a development stage company founded in November 2000 to provide content, network technology and application publishing channels through North American wireless carriers. Since inception, Dwango has not had any significant revenues.

         Effective August 14, 2002, Dwango entered into exclusive license agreements with Dwango Japan which allow Dwango to use Dwango Japan's current and future wireless intellectual property and trademarks, subject to certain conditions and limitations. Currently, the wireless intellectual property licensed from Dwango Japan consists primarily of games, a library of ringtones and other wireless device applications.

         During the next twelve months, subject to the receipt of sufficient financing, Dwango intends to focus on significantly expanding its business. Dwango plans to develop and promote its own applications for the North American wireless market as well as applications based on the licensed technology and content from Dwango Japan. In addition, as part of its expansion strategy, Dwango intends to acquire businesses engaged in developing and marketing wireless technology and applications, including games and ringtones. In connection with this expansion of its business, Dwango anticipates that it will hire additional employees.

         Dwango has not achieved a significant amount of revenues and is not profitable. Dwango anticipates that it will continue to incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount of growth in Dwango's revenues from consumer acceptance and use of its games and ringtones and the number of wireless mobile carriers who agree to carry Dwango's games and ringtones. As of June 30, 2003, Dwango had an accumulated deficit of $2,730,000. Dwango expects, subject to the receipt of sufficient financing, that its operating expenses will increase significantly during the next several months, especially in the areas of product development and marketing. Thus, Dwango will need to generate a significant amount of increased revenues to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by commensurate increases in revenues, or if Dwango is unable to adjust operating expense levels accordingly, Dwango's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that Dwango can achieve or sustain profitability or that Dwango's operating losses will not increase in the future.

Results of Operations

         Dwango had no revenues in 2001 and 2002, and had $6,000 in revenues for the six months ended June 30, 2003. The revenues during the six months ended June 30, 2003 reflect Dwango's initial sales of games through AT&T Wireless.

         General and administrative expenses increased from $196,000 for the twelve months ended December 31, 2001 to $1,213,000 for the twelve months ended December 31, 2002. Such expenses were $1,199,000 for the six months ended June 30, 2003. This increase in general and administrative expenses is due to

Dwango's significantly increased development efforts. Dwango hired new employees in both operations and administration and incurred increased legal fees as a result of increased contract negotiations with mobile phone carriers and with Dwango Japan in connection with the intellectual property licenses. Dwango anticipates that such expenses will continue to increase if it expands its business as contemplated.

Liquidity and Capital Resources

         Dwango has historically funded its operations primarily through the sale of its securities. Dwango's ability to meet its business objectives as described above depends upon its ability to raise significant additional capital. Including funds raised after June 30, 2003, Dwango anticipates that it will be able to satisfy its cash requirements through October 30, 2003, although no assurance can be given in that regard. If Dwango is not able to raise sufficient additional capital to support its operations by October 31, 2003, Dwango may have to significantly curtail or cease operations.

         At June 30, 2003, Dwango had cash totaling $192,000 compared to cash totaling $293,000 at December 31, 2002. Net cash used in operating activities for the twelve months ended December 31, 2001 was $148,000 and for the twelve months ended December 31, 2002 was $1,009,000. Net cash used in operating activities for the six months ended June 30, 2003 was $858,000. Dwango expects this amount to continue to increase as it expands its business.

         Dwango's working capital at December 31, 2002 was $21,000. At June 30, 2003 Dwango had a working capital deficit of $837,000.

         The following table summarizes, as of June 30, 2003, Dwango's obligations and commitments to make future payments under debt and operating leases:

                                             Payments due by period
                           ----------------------------------------------------------------------------

                                           Less Than                                           After
                              Total         1 Year         1-3 Years         3-4 Years        4 Years
                              -----         ------         ---------         ---------        -------

Long-term Debt......        $  650,000     $       -       $       -        $  650,000      $       -
Operating Leases....           187,000          86,000         101,000              -               -
                            ----------     -----------     -----------      ----------      ---------

Total...............        $  837,000     $    86,000     $   751,000      $       -       $       -
                            ==========     ===========     ===========      ==========      =========

Dwango's outstanding long-term debt as of June 30, 2003 consists of Senior Subordinated Convertible Promissory Notes. The Promissory Notes bear interest at the rate of 8% per annum and are due September 15, 2006.

Critical Accounting Policies

         Dwango accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. SFAS No. 86 specifies that costs incurred internally in creating a computer software product should be charged to expense when incurred as research and development costs until technological feasibility has been established for the product. Once technological feasibility is established, all development costs should be capitalized until the product is available for general release to customers. Judgment is required in determining when the technological feasibility of a product is established, in estimating the life of the product for which the capitalized costs will be amortized and in estimating if the carrying value of capitalized software costs is equal to or less than future operating profits from the associated products. To date, Dwango has not capitalized any software development costs.

                                   MANAGEMENT

         The following sets forth certain information regarding the directors and executive officers of the Company immediately after the Exchange. Each director will hold office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified. Each executive officer shall serve at the discretion of the board of directors of the Company.

         Name                                  Age            Position
         ----                                  ---            --------
         Robert E. Huntley                      45            Chairman, President and Chief Executive Officer
         F. Conrad Hametner III                 34            Chief Operating Officer
         Jacques Faust                          42            Chief Financial Officer
         Rick J. Hennessey                      36            Executive Vice President
         Joseph Allen                           59            Director
         L. Derrick Ashcroft                    74            Director
         Paul Eibeler                           48            Director
         Jay F. Higgins                         58            Director

         Robert E. Huntley founded Dwango in November 2000 and since inception has served as its Chairman, President and Chief Executive Officer. Prior to founding Dwango, in August 1997, he co-founded Dwango Co., Ltd., a leading developer of wireless content and networking technology in Japan. Mr. Huntley served as Chairman of Dwango Co., Ltd. until December 1999 when he relinquished his position and remained a director through December 2000. From August 1994 to October 1998, Mr. Huntley served as the Chairman, President and Chief Executive Officer of Interactive Visual Systems, Inc., a company that he founded which developed and operated online networking software and systems for interactive video game entertainment.

         F. Conrad Hametner III joined Dwango in June 2001 and served as its Vice President of Business Development from June 2001 through April 2002, as its Senior Vice President of Business Development from April 2002 through July 2003, and as its Chief Operating Officer from July 2003 to the present. Mr. Hametner also served as the President of the dwango wireless division from September 2002 to July 2003. Prior to joining Dwango, from November 1999 to June 2001, Mr. Hametner was President of Trip.net, a Texas-based application and internet service provider. Prior to that, from August 1997 to November 1999, he served as Vice President of Operations for Zakhem Investments America, a private investment group, where he oversaw the company's U.S. assets and portfolio companies.

         Jacques Faust joined Dwango in August 2003 as its Chief Financial Officer. Prior to such time, from December 2000 through July 2003, Mr. Faust was an independent consultant, consulting various clients on financial and business operational issues. From June 2000 through November 2000, he was a Senior Director of Financial Business Operations and Sales Support for Cable & Wireless a-Services, a telecommunications company. From July 1997 through May 2000, Mr. Faust was the principal of Business Solutions, a consulting firm focused on providing financial and business operational consulting services. From July 1996 to July 1997, he was a Senior Consultant with KPMG. From June 1994 to June 1996, he was a Consultant with PricewaterhouseCoopers. He has been a CPA in Texas since 1986 and earned his MBA from the University of Chicago Graduate School of Business in 1994.

         Rick Hennessey joined Dwango in April 2003 as Vice President of Business Development of the dwango wireless division of Dwango. Mr. Hennessey served as Vice President of Business Development of the dwango wireless division from April 2003 until July 2003, at which time he became Executive Vice President of Dwango and President of the dwango wireless division. Mr. Hennessey co-founded OTA in June 2001 and has served as its Chief Executive Officer since such time. Prior to that, from January 1996 to December 2002, Mr. Hennessey was Chief Executive Officer of Eversio Technologies, a mobile enterprise solutions provider. From January 1996 to the present, Mr. Hennessey has served as Chairman of Eversio Technologies.

         Joseph Allen has been a director of Dwango since April 1, 2002. Mr. Allen has served since 1981 as the Chairman and Chief Executive Officer of Allen & Caron Inc., a privately held investor relations agency which he founded. Mr. Allen is also the Vice Chairman and a director of Surgilight Inc., a public company engaged in the development of lasers used for vision correction, which positions he has held since July 2001.

         L. Derrick Ashcroft has been a director of Dwango since November 20, 2002. Mr. Ashcroft is currently an owner of the Flying X Ranch, a company engaged in the breeding of cattle. Mr. Ashcroft is currently a director of Tatatech, Inc. (India), a member of the Tata group of companies. Mr. Ashcroft has previously served on the board of directors of the following public and private companies in the United States and abroad: Leased Edge Corporation, Access West, Inc., Publistix, Inc., Boreham Services, Ltd. (UK), Premier Laser Systems, and Westergaard.com, Inc. Mr. Ashcroft has served as President of AARK Enterprise, Inc., Senior Vice President of the Carteret Financial Group, Chairman of Ashcroft Rubin, Inc. and Chairman of Cardiopet, Inc.

         Paul Eibeler has been a director of Dwango since August 12, 2003. Mr. Eibeler is currently the President and Chief Operating Officer of Acclaim North America, a division of Acclaim Entertainment, Inc., a developer, publisher and mass marketer of software for use with interactive entertainment game consoles.

From July 2000 through July 2003, Mr. Eibeler was the President of Take-Two Interactive Software, Inc., a developer, publisher and distributor of interactive game software. Mr. Eibeler was also a director of Take-Two Interactive from January 2001 through April 2003. From June 1997 through March 2000, Mr. Eibeler was Executive Vice President and General Manager of Acclaim North America. Mr. Eibeler also was a consultant to Microsoft in connection with the development and launch of Microsoft's Xbox.

         Jay F. Higgins has been a director of Dwango since April 1, 2002. Mr. Higgins has served since 1992 as the President and a managing partner of Cloverleaf Partners, a banking and financial advisory services firm which he founded. From May 2003 through the present, Mr. Higgins has also served as the Chairman of Bengal Partners, an NASD broker-dealer, and from June 1998 through May 1998, he was Vice Chairman of Bengal Partners. From 1970 through 1992, Mr. Higgins held various positions at Salomon Brothers, including Vice Chairman in charge of Worldwide Investment Banking. Mr. Higgins was a General Partner of Salomon Brothers from 1979 through 1992 and was named to the board of directors in 1986. Mr. Higgins graduated from Princeton University (AB) and The University of Chicago School of Business (MBA).


         Jay Higgins, Joseph Allen and L. Derek Ashcroft serve on the Audit Committee of the Board of Directors of the Company. Mr. Higgins is the Chairman of such committee. The Audit Committee is responsible for overseeing management's conduct in the financial reporting process, including reviews of the Company's annual, quarterly and other financial reports and its systems of internal accounting, bookkeeping, and financial controls. The Audit Committee is responsible for reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee is also responsible for engaging and dismissing the Company's independent certified public accountants. In discharging its oversight role, the Audit Committee is empowered to meet and discuss with the Company's management and independent auditors the quality and accuracy of its accounting principles, the completeness and clarity of its financial disclosures and other significant decisions made by management in the preparation of financial reports.

         Joseph Allen, Paul Eibeler and L. Derek Ashcroft serve on the Compensation Committee of the Board of Directors of the Company. Mr. Allen is the Chairman of such committee. The Compensation Committee of the Board of Directors is responsible for review and approval of the Company's executive compensation and administering its stock option plan.


                             EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and long-term compensation earned or paid to Dwango's chief executive officer (the "named executive officer"). No executive officer received compensation which exceeded $100,000 during 2002.

                                                          Long-Term Compensation
                                                          ----------------------
Name and Principal                 Annual Compensation    Restricted    Number of Securities   All Other
                                   -------------------
 Position                  Year    Salary        Bonus    Stock Award   Underlying Options    Compensation
 --------                  ----    ------        -----    -----------   ------------------    ------------
Robert E. Huntley          2002    $78,000        -              -                 -                   -
Chief Executive Officer    2001      -            -              -                 -                   -
                           2000      -            -              -                 -                   -


DIRECTOR COMPENSATION

         As compensation for services on the Board of Directors of Dwango, each of the directors, other than Robert E. Huntley, were granted under Dwango's 2002 Stock Option Plan a non-qualified stock option to purchase 45,000 shares of common stock at an exercise price of $1.11 per share, the fair market value of the common stock on April 4, 2002, the date of grant. Each option is for a term of ten years commencing as of April 4, 2002 and is exercisable to the extent of one-eighth of the shares immediately, and as to an additional one-eighth of the shares every three months thereafter. In connection with the Exchange, these options with respect to each director converted into options to purchase 62,707 shares of Common Stock, at an exercise price of $.80.

         Each director is reimbursed for his expenses incurred in connection with the performance of his duties as a director. In addition, effective beginning in July 2003, each director became entitled to $500 per meeting of the Board of Directors or any committee thereof in which he participates.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options to the named executive officer during 2002.

EMPLOYMENT AGREEMENTS

         Dwango  currently  does  not  have an  employment  agreement  with  Mr.
Huntley.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date hereof and after giving effect to the Exchange, the New Dwango Common Stock beneficially owned by the directors and named executive officer of the Company, by persons known by the Company to beneficially own, individually, or as a group, more than 5% of the outstanding New Dwango Common Stock, and all of the Company's current directors and executive officers as a group.

                                                   Amount and
                                                    Nature of
Name and Address                                   Beneficial                         Percent of
of Beneficial Owner (1)                           Ownership (2)                         Class
-----------------------                           -------------                         -----

Robert E. Huntley                                    2,190,901  (3)                     42.0 %
Huntley Family Trust                                   696,741                          13.7 %
F. Conrad Hametner III                                 326,841  (4)                      6.4 %
Jacques Faust                                           10,451  (5)                       *
Joseph Allen                                            54,868  (6)                      1.1 %
L. Derrick Ashcroft                                     88,103  (7)                      1.7 %
Jay F. Higgins                                          54,868  (8)                      1.1 %
Paul Eibeler                                            83,442  (9)                      1.6 %
James Scoroposki (10)                                  458,931 (11)                      8.5 %
Terry Phillips (12)                                    333,768 (13)                      6.4 %
James Scibelli (14)                                    496,480 (15)                      9.0 %
Silverman Partners(16)                                 500,650 (17)                      9.0 %
All directors and executive officers
as a group (8 persons)                               2,809,474 (18)                     50.8 %

___________

*Less than 1%

(1) The address of each person, except as otherwise noted, is c/o Dwango North America Corp., 5847 San Felipe Street, Suite 2825, Houston, Texas 77057-3000.
(2) Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of New Dwango Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Includes 139,348 shares of New Dwango Common Stock issuable upon exercise of options held by Mr. Huntley. Does not include 696,741 shares of New Dwango Common Stock beneficially owned by Huntley Family Trust, or 139,348 shares of New Dwango Common Stock beneficially owned by Huntley Trust No. 2, with respect to which shares Mr. Huntley disclaims beneficial ownership.
(4) Includes 55,739 shares of New Dwango Common Stock issuable upon exercise of options held by Mr. Hametner.
(5) Consists of shares of New Dwango Common Stock issuable upon exercise of options held by Mr. Faust.
(6) Consists of shares of New Dwango Common Stock issuable upon exercise of options held by Mr. Allen.
(7) Includes 54,868 shares of New Dwango Common Stock issuable upon exercise of options held by Mr. Ashcroft.
(8) Consists of shares of New Dwango Common Stock issuable upon exercise of options held by Mr. Higgins.
(9) Consists of 41,721 shares of New Dwango Common Stock issuable upon conversion of Senior Subordinated Convertible Promissory Notes and 41,721 shares of New Dwango Common Stock issuable upon exercise of warrants held by Mr. Eibeler.
(10) The address of Mr. Scoroposki is c/o Acclaim Entertainment, Inc., One Acclaim Plaza, Glen Cove, NY 11542-2788.

(11) Includes 166,884 shares of New Dwango Common Stock issuable upon conversion of Senior Subordinated Convertible Promissory Notes and 166,883 shares of New Dwango Common Stock issuable upon exercise of warrants held by Mr. Scoroposki.
(12) The address of Mr. Phillips is c/o Phillips Sales, Inc., 2900 Polo Parkway, Suite 200, Midlothian, VA 23113.
(13) Includes 83,442 shares of New Dwango Common Stock issuable upon conversion of Senior Subordinated Convertible Promissory Notes and 83,441 shares of New Dwango Common Stock issuable upon exercise of warrants held by Mr. Phillips.
(14) The address of Mr. Scibelli is c/o RG Securities, LLC, 165 EAB Plaza, 6th Floor, Uniondale, NY 11556-0165.
(15) Includes 166,884 shares of New Dwango Common Stock issuable upon exercise of warrants held by Mr. Scibelli and 246,154 shares of New Dwango Common Stock issuable upon exercise of warrants held by RG Securities, LLC, of which Mr. Scibelli may be deemed to be the beneficial owner.
(16) The address of Silverman Partners is c/o Harvey Silverman, Spear, Leeds & Kellogg, 120 Broadway, 6th Floor, New York, NY 10271.
(17) Consists of 179,640 shares of New Dwango Common Stock issuable upon conversion of Senior Subordinated Convertible Promissory Notes and 179,640 shares of New Dwango Common Stock issuable upon exercise of warrants held by Silverman Partners.
(18) Includes 453,585 shares of New Dwango Common Stock issuable upon exercise of options and warrants held by the directors and executive officers.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired. The following financial statements of Dwango North America, Inc. are set forth in Annex A hereto:

                  1.       Independent auditor's report.
                  2. Balance Sheets as of December 31, 2002 and June 30, 2003 (unaudited)
                  3. Statements of operations for the years ended December 31, 2002 and 2001 and for the period from November 20, 2000 (inception) to December 31, 2002, for the six-month periods ended June 30, 2003 and 2002 (unaudited) and for the period from November 20, 2000 (inception) to June 30, 2003 (unaudited).
                  4. Statement of stockholders' equity (deficit) for the period from November 20, 2000 (inception) to December 31, 2000, for the years ended December 31, 2002 and 2001, and for the six-month period ended June 30, 2003 (unaudited).
                  5. Statements of cash flows for the years ended December 31, 2002 and 2001, for the period from November 20, 2000 (inception) to December 31, 2002, for the six-month periods ended June 30, 2003 and 2002 (unaudited) and for the period from November 20, 2000 (inception) to June 30, 2003 (unaudited).

         (b) Pro Forma Financial Information. The Exchange is being accounted for as a capital transaction. No pro forma financial statements are required.

         (c)  Exhibits.

                  2.1 Agreement and Plan of Reorganization, dated September 19, 2003, among Woodland Hatchery, Inc., Dwango North America, Inc. and the securityholders of Dwango listed therein
                  3.1 Amendment to Articles of Incorporation of Woodland Hatchery, Inc.
                  4.1      Form of Senior Convertible Promissory Note
                  4.2 Form of Warrant to purchase 41,722 shares of New Dwango Common Stock
                  4.3 Form of Warrants to purchase an aggregate of 83,444 shares of New Dwango Common Stock
                  4.4 Form of Warrants to purchase an aggregate of 2,461,524 shares of New Dwango Common Stock
                  32.1 Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 2003

                                   DWANGO NORTH AMERICA CORP.


                                   By: /s/ Robert E. Huntley
                                      -------------------------------------
                                            Robert E. Huntley
                                            Chairman, President and Chief
                                            Executive Officer

                                  EXHIBIT INDEX


         2.1 Agreement and Plan of Reorganization, dated September 17, 2003, among Woodland Hatchery, Inc., Dwango North America, Inc. and the securityholders of Dwango listed therein
         3.1      Amendment to Articles of Incorporation of Woodland Hatchery,
                  Inc.
         4.1      Form of Senior Convertible Promissory Note
         4.2      Form of Warrant to purchase 41,722 shares of New Dwango Common
                  Stock
         4.3 Form of Warrants to purchase an aggregate of 83,444 shares of New Dwango Common Stock
         4.4 Form of Warrants to purchase an aggregate of 2,461,524 shares of New Dwango Common Stock
         32.1 Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                    ANNEX A



                           DWANGO NORTH AMERICA, INC.
                     (formerly known as Dwango U.S.A., Inc.)
                          (a development stage company)

                              FINANCIAL STATEMENTS

                              DECEMBER 31, 2002 and
                            JUNE 30, 2003 (unaudited)

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Contents

                                                                                                                       Page
                                                                                                                       ----

Financial Statements

   Independent auditors' report                                                                                         1

   Balance sheets as of December 31, 2002 and June 30, 2003 (unaudited)                                                 2

   Statements of operations  for the years ended  December 31, 2002 and 2001 and for the period from  November 20, 2000  (inception)  to December 31, 2002, for the six-month periods ended June 30, 2003 and 2002 (unaudited) and for
      the period from November 20, 2000 (inception) to June 30, 2003 (unaudited)                                        3

   Statements of stockholders' equity (deficit) for the period from November 20,
      2000  (inception)  to December 31, 2000,  for the years ended December 31,
      2002 and 2001, and for the six-month period ended June 30, 2003 (unaudited)                                       4

   Statements of cash flows for the years ended  December 31, 2002 and 2001, for the period from November 20, 2000  (inception)  to December 31, 2002,  for the six-month periods ended June 30, 2003 and 2002 (unaudited) and
      for the period from November 20, 2000 (inception) to June 30, 2003 (unaudited)                                    5

   Notes to financial statements                                                                                        6


INDEPENDENT AUDITORS' REPORT

The Board of Directors
Dwango North America, Inc.


We have audited the accompanying balance sheet of Dwango North America, Inc. (the "Company") (formerly known as Dwango U.S.A., Inc.) (a development stage company) as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001 and for the period from November 20, 2000 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Dwango North America, Inc. (a development stage company) as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 and for the period from November 20, 2000 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has not generated any revenues, has incurred losses since inception and has been dependent upon funds generated from the sale of common stock and loans. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Eisner LLP

New York, New York
June 30, 2003, except as to Notes C and I, for which the date is August 29, 2003

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Balance Sheets

                                                                       December 31,    June 30,
                                                                           2002          2003
                                                                       ------------   ------------
ASSETS                                                                                (unaudited)
Current assets:
   Cash                                                                $   293,000    $   192,000
   Prepaid expenses                                                         31,000         16,000
   Other current assets                                                      8,000          5,000
                                                                       ------------   ------------

        Total current assets                                               332,000        213,000

Fixed assets, net                                                           80,000        101,000
Deferred acquisition costs                                                                 47,000
Deferred financing costs                                                                  217,000
                                                                       ------------   ------------

                                                                       $   412,000    $   578,000
                                                                       ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued expenses                               $   211,000    $   560,000
   Senior subordinate notes payable, net of debt discount of $61,000                      340,000
   Notes payable - line of credit                                                          50,000
   Notes payable - related party                                           100,000        100,000
                                                                       ------------   ------------

        Total current liabilities                                          311,000      1,050,000

Senior subordinate convertible notes payable, net of debt
   discount of $458,000                                                                   191,000
                                                                       ------------   ------------

        Total liabilities                                                  311,000      1,241,000
                                                                       ------------   ------------

Stockholders' equity (deficit):
   Preferred stock, $.001 par value; 2,000,000 shares authorized;
      no shares issued and outstanding
   Common stock, $.001 par value; 10,000,000 shares authorized;
      3,473,314 shares issued and outstanding                                3,000          3,000
   Additional paid-in capital                                            1,575,000      2,064,000
   Deficit accumulated during development stage                         (1,477,000)    (2,730,000)
                                                                       ------------   ------------

        Total stockholders' equity (deficit)                               101,000       (663,000)
                                                                       ------------   ------------

                                                                       $   412,000    $   578,000
                                                                       ============   ============



See notes to financial statements                                            2

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)



Statements of Operations

                                                                                                     Period
                                                                                                      From
                                                                                                  November 20,
                                                                                                      2000
                                                                                                   (Inception)
                                                                        Year Ended                     to
                                                                       December 31,               December 31,
                                                            ----------------------------------  -----------------
                                                                  2002              2001              2002
                                                            ---------------   ----------------  -----------------
Revenue

Expenses:
   General and administrative                               $     1,213,000   $       196,000   $     1,410,000
                                                            ---------------   ----------------  -----------------

Operating loss                                                   (1,213,000)         (196,000)       (1,410,000)
Interest expense                                                     57,000            10,000            67,000
                                                            ---------------   ----------------  -----------------

Net loss                                                    $    (1,270,000)  $      (206,000)  $    (1,477,000)
                                                            ===============   ================  =================
Common share data:
   Basic and diluted loss per share                         $         (0.46)  $         (0.08)
                                                            ===============   ================
   Weighted average number of basic and diluted
      common shares outstanding                                   2,770,793         2,446,661
                                                            ===============   ================


                                                                                                        Period
                                                                                                         From
                                                                                                     November 20,
                                                                                                         2000
                                                                                                      (Inception)
                                                                    Six-Month Period Ended                to
                                                                           June 30,                    June 30,
                                                            ----------------------------------  -----------------
                                                                   2003               2002               2003
                                                            ---------------   ----------------  -----------------
                                                              (unaudited)        (unaudited)        (unaudited)

Revenue                                                     $         6,000                     $         6,000

Expenses:
   General and administrative                                     1,199,000   $        287,000        2,609,000
                                                            ---------------   ----------------  -----------------

Operating loss                                                   (1,193,000)          (287,000)      (2,603,000)
Interest expense                                                     60,000             16,000          127,000
                                                            ---------------   ----------------  -----------------

Net loss                                                    $    (1,253,000)  $       (303,000) $    (2,730,000)
                                                            ===============   ================  =================

Common share data:
   Basic and diluted loss per share                         $         (0.36)  $          (0.12)
                                                            ===============   ================

   Weighted average number of basic and diluted
      common shares outstanding                                   3,473,314          2,540,828
                                                            ===============   ================


See notes to financial statements                                             3

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Statements of Stockholders' Equity (Deficit)


                                                                                                   Deficit
                                                          Common Stock                           Accumulated
                                                        $.001 Par Value          Additional        During
                                                    -------------------------
                                                     Number of                    Paid-in        Development
                                                      Shares        Amount        Capital           Stage            Total
                                                    -----------   -----------   -------------  ----------------  ---------------

Shares issued in connection with the
    formation of the Company, November 20,
    2000                                              2,446,000   $   2,000                                      $      2,000
Net loss for the year ended December 31,
    2000                                                                                       $      (1,000)          (1,000)
                                                    -----------   -----------                  ----------------  ---------------

Balance at December 31, 2000                          2,446,000       2,000                           (1,000)           1,000
Capital contribution by majority
    stockholder in 2001                                                         $    61,000                            61,000
Sale of stock, December 27, 2001                         90,000                     100,000                           100,000
Net loss for the year ended December 31,
    2001                                                                                            (206,000)        (206,000)
                                                    -----------   -----------   -------------  ----------------  ---------------

Balance at December 31, 2001                          2,536,000       2,000         161,000         (207,000)         (44,000)
Common stock issued in payment for
    rent, June 1, 2002                                   32,000                      54,000                            54,000
Conversion of note payable, August 14, 2002              61,000                     103,000                           103,000
Warrant issued in connection with note
    payable                                                                          46,000                            46,000
Sale of stock, August 14, 2002                          240,000                     370,000                           370,000
Capital contribution by majority
    stockholder, August 14, 2002                                                     57,000                            57,000
Exercise of stock options, September 20,
    2002                                                  6,000                       6,000                             6,000
Common stock issued in October 2002,
    in connection with private financing, net           599,000       1,000         778,000                           779,000
Net loss for the year ended December 31,
    2002                                                                                          (1,270,000)      (1,270,000)
                                                    -----------   -----------   -------------  ----------------  ---------------

Balance at December 31, 2002                          3,474,000       3,000       1,575,000       (1,477,000)         101,000

Warrants issued in connection with notes
    payable, net                                                                    489,000                           489,000
Net loss for the six-month period ended
    June 30, 2003                                                                                 (1,253,000)      (1,253,000)
                                                    -----------   -----------   -------------  ----------------  ---------------

Balance at June 30, 2003 (unaudited)                  3,474,000   $   3,000     $ 2,064,000    $  (2,730,000)    $   (663,000)
                                                    ===========   ===========   =============  ================  ===============


See notes to financial statements                                            4

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)


Statements of Cash Flows


                                                                        Period                                        Period
                                                                         From                                          From
                                                                     November 20,                                  November 20,
                                                                         2000                                          2000
                                                                     (Inception)                                   (Inception)
                                               Year Ended                 to              Six-Month Period              to
                                              December 31,           December 31,          Ended June 30,            June 30,
                                       ---------------------------  --------------  ---------------------------
                                           2002           2001           2002            2003           2002           2003
                                       -------------  ------------  --------------  -------------  ------------  --------------
                                                                                     (unaudited)    (unaudited)    (unaudited)

Cash flows from operating activities:
   Net loss                            $ (1,270,000)  $  (206,000)  $  (1,477,000)  $ (1,253,000)   $  (303,000)  $(2,730,000)
   Adjustments to reconcile net loss to
      net cash used in operating
      activities:
        Depreciation expense                 36,000                        36,000         20,000                       56,000
        Common stock issued for rent         37,000                        37,000         17,000                       54,000
        Amortization of debt discount        46,000                        46,000         43,000          3,000        89,000
        Deferred financing cost                                                           12,000                       12,000
        Changes in:
           Prepaid expenses                 (14,000)                      (14,000)        (2,000)                     (16,000)
           Other assets                      (8,000)                       (8,000)         3,000         (4,000)       (5,000)
           Deferred acquisition costs                                                    (47,000)                     (47,000)
           Accounts payable and
              accrued expenses              164,000        58,000         221,000        349,000         27,000       570,000
                                       -------------  ------------  --------------  -------------  ------------  --------------

                Net cash used in
                  operating activities   (1,009,000)     (148,000)     (1,159,000)      (858,000)      (277,000)   (2,017,000)
                                       -------------  ------------  --------------  -------------  ------------  --------------


Cash flows from investing activities:
   Purchase of fixed assets                (116,000)                     (116,000)       (41,000)                    (157,000)
                                       -------------  ------------  --------------  -------------  ------------  --------------

Cash flows from financing activities:
   Proceeds from line of credit              45,000        55,000         100,000         50,000         41,000       150,000
   Repayment of line of credit              (88,000)      (12,000)       (100,000)                       (7,000)     (100,000)
   Proceeds from loan                        54,000                        54,000                        54,000        54,000
   Warrant issued in connection with
      note payable                           46,000                        46,000                        46,000        46,000
   Proceeds from related party loan         150,000        50,000         200,000                        50,000       200,000
   Repayment of related party loan          (50,000)                      (50,000)                                    (50,000)
   Proceeds from issuance of notes
      payable and warrants                                                             1,050,000                    1,050,000
   Expenses allocated to issuance of
      notes payable                                                                     (302,000)                    (302,000)
   Proceeds from issuance of
      common stock, net of expenses       1,155,000       161,000       1,318,000                                   1,318,000
                                       -------------  ------------  --------------  -------------  ------------  --------------

                Net cash provided
                  by financing
                  activities              1,312,000       254,000       1,568,000        798,000        184,000     2,366,000
                                       -------------  ------------  --------------  -------------  ------------  --------------

Net increase (decrease) in cash             187,000       106,000         293,000       (101,000)       (93,000)      192,000
Cash at beginning of period                 106,000                                      293,000        106,000
                                       -------------  ------------  --------------  -------------  ------------  --------------

Cash at end of period                  $    293,000   $   106,000   $     293,000   $    192,000    $    13,000   $   192,000
                                       =============  ============  ==============  =============  ============  ==============
Supplementary disclosure of cash
   flow information:
      Interest paid                    $      3,000                 $       3,000   $      2,000    $     1,000   $     5,000
Noncash transactions:
   Conversion of debt to common
      stock                            $    103,000                 $     103,000                                 $   103,000
   Costs attributable to issuance of
      convertible notes and warrants                                                $     77,000                  $    77,000
   Notes and accrued interest
      contributed  as capital          $     57,000                 $      57,000                                 $    57,000


See notes to financial statements                                             5

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]    Description of business:

       Dwango North America, Inc. (the "Company"), formerly known as Dwango U.S.A., Inc., is a development stage company, which was founded in
       November 2000 for the purpose of providing wireless content and application publishing channels through North American wireless carriers, developing and publishing content and applications for wireless devices, and developing and providing wireless network technology for both content and applications developed internally and for partner content developers. The Company has an eight-year exclusive North America license for all Dwango Company, Ltd. ("Dwango Japan") current and future wireless intellectural property, which at the current time principally consists of games, a library of ringtones and other wireless devices applications.


[2]    Basis of presentation:

       At December 31, 2002, the Company has not generated any revenues, has incurred losses since inception and has been dependent upon funds generated from the sale of common stock and loans. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       Management intends to seek additional funding through equity and debt financing. There can be no assurance that additional funds will be available to the Company, or available on terms acceptable to the Company.

[3]    Use of estimates:

       The accounting and financial reporting policies of the Company conform to accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with such accounting principles requires management to make assumptions and estimates that impact the amounts reported in those statements. Such assumptions and estimates are subject to change in the future as additional information becomes available or as circumstances are modified. Actual results could differ from these estimates.

[4]    Fixed assets:

       Property and equipment are recorded at cost. Depreciation of furniture and office equipment is computed using the straight-line method over the estimated useful lives of the assets (three to seven years). Leasehold improvements are amortized over the shorter of the term of the lease or useful life of the improvements.

[5]    Income taxes:

       The Company accounts for income taxes following the asset and liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. The effect on deferred tax assets and liabilities of a change in tax law or rates is recognized in income in the period that includes the enactment date of change. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[6]    Stock option plan:

       The Company accounts for stock-based employee and directors compensation under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which was released in December 2002 as an amendment of SFAS No. 123. The following table illustrates the effect on net loss and net loss per share if the fair value based method had been applied to all awards.

       Had compensation cost for the Company's stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company's net loss and net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows (there were no options issued in 2001):

                                                                        Year Ended           Six-Month Period Ended
                                                                       December 31,                 June 30,
                                                                                        ----------------------------------
                                                                           2002               2003             2002
                                                                     ----------------   ---------------   ----------------
                                                                                          (unaudited)       (unaudited)

         Net loss                                                    $    (1,270,000)   $    (1,253,000)  $      (303,000)
         Stock-based employee compensation determined
            under the fair value based method, net of related
            tax effect                                                      (160,000)          (177,000)          (33,000)
                                                                     ----------------   ---------------   ----------------

         Pro forma net loss                                          $    (1,430,000)   $    (1,430,000)  $      (336,000)
                                                                     ================   ===============   ================

         Net loss per share (basic and diluted):
            As reported                                                   $(0.46)           $(0.36)           $(0.12)
                                                                          =======           =======           =======

            Pro forma                                                     $(0.52)           $(0.41)           $(0.13)
                                                                          =======           =======           =======

       The per share weighted average fair value of stock options granted during 2002 was $0.97, estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rates of 3.4% - 4.9%, volatility of 90%, dividend yield of 0% and expected lives of three to six years.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


       NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[7]    Loss per share:

       The Company's basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because to do so would have been anti-dilutive, are as follows:

                                                                 Six-Month
                                             Year Ended        Period Ended
                                            December 31,         June 30,
                                                2002               2003
                                            -------------    ---------------
                                                                (unaudited)

         Options                                  524,000        1,024,000
         Warrants                                  89,000          657,000
         Convertible notes                         60,000          449,000
                                            -------------    ---------------

         Total dilutive shares                    673,000        2,130,000
                                            =============    ===============

[8]    Concentration of credit risk:

       The Company maintains a portion of its cash balances in accounts which at times exceed the federally insured limits.

[9]    Valuation of long-lived assets:

       Long-lived assets such as property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the assets and their eventual disposition are less than their carrying amount.

[10]   Fair value of financial instruments:

       The fair values of the Company's financial instruments, including short-term debt, approximate their carrying values because their interest rates approximate rates of interest which correspond to instruments with similar maturities.

[11]   Advertising costs:

       Advertising costs, which are expensed as incurred, are not significant for 2002 and 2001. For the six-month period ended June 30, 2003, advertising expense was approximately $42,000.

[12]   Stock splits:

       All share and per share amounts give retroactive effect to a 3:1 stock split on April 1, 2002.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


       NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[13]   Royalties:

       On August 14, 2002, the Company entered into two licensing agreements with Dwango Japan, a stockholder of the Company, to use its trademark (25-year term) and intellectual property (eight-year term) in North
       America. The agreements provide for royalties of 2% (intellectual property) and 0.5% (trademark) of the total gross revenue, subject to an annual minimum royalty (commencing October 1, 2002) of $50,000 per each agreement. These two agreements replaced a license agreement entered into by these parties on January 31, 2002. For the year ended December 31, 2002 and the six-month period ended June 30, 2003, royalty expenses were $25,000 and $50,000, respectively, based upon the minimum.


       NOTE B - FIXED ASSETS

       Fixed assets consist of the following:

                                                                                                 Six-Month
                                                                              Year Ended        Period Ended
                                                            Estimated        December 31,         June 30,
                                                          Useful Lives           2002               2003
                                                        ---------------     --------------   -----------------
                                                                                                (unaudited)

       Furniture and fixtures                                 7 years       $       9,000    $       27,000
       Computer and office equipment                          3 years             103,000           126,000
       Leasehold improvements                               2-3 years               4,000             4,000
                                                                            --------------   ------------------
                                                                                  116,000           157,000
       Less accumulated depreciation and
          amortization                                                             36,000            56,000
                                                                            --------------   ------------------

                                                                            $      80,000    $      101,000
                                                                            ==============   ==================


NOTE C - DEBT

[1]    Line of credit:

       During March 2002, the Company entered into a credit facility with a financial institution that permits borrowing of up to $50,000, which expires on April 11, 2004. Borrowings under the facility bear interest at the prime rate plus one percent. As of June 30, 2003 and December 31, 2002, $50,000 and $0, respectively, were outstanding. This credit facility is guaranteed by the president of the Company.

[2]    Loans and notes payable:

       On July 10, 2002, the Company issued a convertible promissory note to Dwango Japan for $100,000, with interest at 4% per year, which is due on July 31, 2003. The note can be converted, at the option of the holder, into 59,881 shares of common stock (see Note I). For the year ended December 31, 2002 and the six-month period ended June 30, 2003, the interest expense on the note was $2,000.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


NOTE C- DEBT  (CONTINUED)

During the six-month period ended June 30, 2003, the Company received $400,000 in proceeds from the issuance of eight units, each unit consisting of a senior subordinated note in the amount of $50,000 with interest at 11% per year and warrants to purchase 12,500 shares of common stock at $1.67 per share, which expire five years from the date of issuance. The promissory notes and the related accrued interest are due upon consummation of certain additional financing, as defined. The fair market value of the warrants was $80,000 utilizing the Black Scholes option-pricing model with the following assumptions:
90% volatility, three-year expected life, risk-free interest rate of 4% and a dividend yield of 0%, and will be amortized over 13 months as additional interest expense. These warrants remain unexercised as of June 30, 2003. In connection with the sale of these units, the Company incurred an aggregate of $62,000 in costs consisting of: placement agent fees of approximately $24,000, legal expenses of approximately $26,000 and other costs of approximately $12,000. Of the aggregate costs, $50,000 has been allocated as deferred financing costs, to be amortized over 13 months, or earlier if retired before maturity. The remaining $12,000 of costs is attributable to additional paid-in capital. For the six-month period ended June 30, 2003, interest expense and amortization of deferred financing costs on these notes were approximately $29,000 and $8,000, respectively.

During the six-month period ended June 30, 2003, the Company received $650,000 in proceeds from the issuance of 13 units, each unit consisting of a senior subordinated convertible note in the amount of $50,000 with interest at 8% per year and warrants to purchase 29,940 shares of common stock at $1.67 per share until September 15, 2006. The fair market value of the warrants was $384,000, utilizing the Black Scholes option-pricing model with the following assumptions:
90% volatility, three-year expected life, risk-free interest rate of 4% and a dividend yield of 0%. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value based method. The proceeds allocated to the warrants of $241,000 were recorded as debt discount. Additionally, the difference between the proceeds allocated to, and the relative fair value of the convertible notes, which amounted to $241,000, was recorded as additional debt discount. The aggregate debt discount of $482,000 is being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes and any accrued interest can be converted, at the option of the holder at any time, into shares of common stock at $1.67 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on September 15, 2006. In connection with the sale of these units, the Company incurred an aggregate of $241,000 in costs consisting of: placement agent fees of approximately $85,000; warrants to purchase 77,844 shares of common stock at $1.67 per share that expire in 2006, valued at $77,000; legal expenses of approximately $55,000; and other costs of approximately $25,000. The warrants were valued utilizing the Black Scholes option-pricing model with the following assumptions: 90% volatility, three-year expected life, risk-free interest rate of 4% and a dividend yield of 0%. These warrants remain unexercised as of June 30, 2003. Of the aggregate costs, $180,000 has been allocated as deferred financing costs, to be amortized over 40 months, or earlier if converted into common stock, and the remaining $61,000 of costs has been attributable to additional paid-in capital. For the six-month period ended June 30, 2003, interest expense and amortization of deferred financing costs on these notes were approximately $28,000 and $5,000, respectively. The Company received $1,020,000 from July 1, 2003 through August 31, 2003, in proceeds from the issuance of additional units.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


NOTE D - OTHER RELATED PARTY TRANSACTIONS

On April 27, 2001, the Company borrowed, in the form of a note, from the wife of the Company's president, $50,000 with interest at 10% per year which was due on September 27, 2001 and was extended to April 26, 2003. On August 20, 2002, this note and the interest due totaling $57,000 was contributed to the capital of the Company and, accordingly, recorded as an additional capital contribution as shown in the statements of stockholders' equity (deficit). Interest expense on this note for the years ended December 31, 2002 and 2001 was $3,000 and $4,000, respectively.

On April 23, 2002, in consideration of an additional $50,000 loan, the Company issued an additional note to the wife of the Company's president for $50,000 with interest at 10% per year which was due on October 20, 2002. Principal and interest were repaid on August 20, 2002. Interest expense on this note for the year ended December 31, 2002 was $2,000.


NOTE E - COMMITMENTS AND CONTINGENCIES

[1]      Operating lease:

       The Company leases office space in Seattle, Washington, through May 31, 2005. In December 2002, the Company entered into a lease for office space in Houston, Texas, which expires on January 31, 2006. These leases are not subject to any escalation provisions.

       Total future minimum lease payments under the lease agreements are as follows:

                          Year Ending
                         December 31,                                 Amount
                       ---------------                             ------------

                         2003                                      $     86,000
                         2004                                            86,000
                         2005                                            55,000
                         2006                                             3,000
                                                                   ------------
                                                                   $    230,000
                                                                   ============

NOTE F - STOCKHOLDERS' EQUITY (DEFICIT)

[1]    Stock issuances:

       On December 27, 2001, the Company sold 90,000 shares of common stock to Dwango Japan for $100,000.

       On April 25, 2002, the Company issued a convertible note to an individual for $100,000, due on April 25, 2004, with a warrant to purchase 29,941 shares of common stock at $1.67 per share that expires on April 26, 2007. The value ascribed to the warrant was $46,000 utilizing the Black Scholes option-pricing model with the following assumptions: 90% volatility, three-year expected life, risk-free interest rate of 4.0% and a dividend yield of 0%, and was to be amortized over two years as additional interest expense. These warrants remain outstanding at December 31, 2002 and June 30, 2003, respectively. On August 14, 2002, the principal and interest totaling $103,000 were converted into 61,520 shares of common stock as provided in the convertible note agreement. Upon the conversion of the note into common stock, the unamortized balance of the warrant value was recognized as additional interest expense.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


NOTE F - STOCKHOLDERS' EQUITY (DEFICIT)  (CONTINUED)

[1]    Stock issuances: (continued)

       On May 31, 2002, the Company issued 32,163 shares of its common stock, valued at $1.67 per share, for the first year's rent of $54,000 of its Seattle office.

       On August 14, 2002, the Company sold 239,521 shares of common stock at $1.67 per share to Dwango Japan for proceeds of $400,000. In connection with this offering, the private placement agents received aggregate fees of approximately $30,000.

       On September 16, 2002, stock options were exercised to purchase 5,600 common shares at $1.11 each for proceeds of $6,000.

[2]    Private placement:

       In October 2002, the Company received net proceeds of $779,000 from the sale of 598,835 shares of common stock. In connection with this private placement, the placement agents received aggregate fees of approximately $126,000 and warrants to purchase an aggregate of 59,882 shares of common stock at $1.67 per share that expire in October 2007. These warrants remain unexercised as of December 31, 2002 and June 30, 2003, respectively. Other costs of the private placement approximated $95,000.

[3]    Stock option plan:

       On April 1, 2002, the Company established an Equity Incentive Plan (the "Plan") under which stock options may be granted. A stock option grant allows the holder of the option to purchase a share of the Company's common stock in the future at a stated price. The Plan is administered by the Board of Directors, which determines the individuals to whom the options shall be granted, as well as the terms and conditions of each option grant, the option price and the duration of each option.


       The Plan was approved and became effective on April 1, 2002. Vesting of options granted under the Plan is determined by the Company, and the options expire over varying terms, but not later than ten years from the date of grant. On May 28, 2003, the Board approved the increase in shares available for issuance from 1,000,000 to 2,000,000. Stock option activity for the period April 1, 2002 (inception of Plan) to December 31, 2002 and for the six-month period ended June 30, 2003, is as follows:

                                                                                       Period Ended
                                                                  --------------------------------------------------------
                                                                        December 31,                    June 30,
                                                                            2002                          2003
                                                                  -------------------------    ---------------------------
                                                                                                      (unaudited)
                                                                                 Weighted                      Weighted
                                                                                  Average                       Average
                                                                                 Exercise                      Exercise
                                                                   Shares          Price         Shares          Price
                                                                  ----------  -------------    ------------  -------------
         Options outstanding at beginning of period                       0                        523,950     $ 1.28
         Granted                                                    529,550      $  1.27           500,000     $ 1.76
         Exercised                                                    5,600      $  1.11
                                                                  ----------                   ------------

         Outstanding at end of period                               523,950      $  1.28         1,023,950     $ 1.52
                                                                  ==========                   ============

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002 and 2001 and Unaudited with Respect to June 30, 2003 and 2002


NOTE F - STOCKHOLDERS' DEFICIT  (CONTINUED)

[3]    Stock option plan (continued):

       The following summarizes information about stock options at December 31, 2002:

                                           Options Outstanding                    Options Exercisable
                               -------------------------------------------  ------------------------------
                                                               Weighted
                                                Weighted        Average                         Weighted
                                 Range of        Average       Remaining                         Average
                 Number          Exercise       Exercise        Life in          Number         Exercise
              Outstanding         Prices          Price          Years         Exercisable        Price
             -------------     -----------    ------------  --------------  ---------------  -------------
                 368,950         $ 1.11         $ 1.11        9.26                126,750       $1.11
                 155,000         $ 1.67         $ 1.67        9.84                 40,000       $1.67
             -------------                                                  ---------------
                 523,950                                                          166,750       $1.24
             =============                                                  ===============

       The following summarizes information about stock options at June 3, 2003.

                                           Options Outstanding                    Options Exercisable
                               -------------------------------------------  ------------------------------
                                                               Weighted
                                                Weighted        Average                         Weighted
                                 Range of        Average       Remaining                         Average
                 Number          Exercise       Exercise        Life in          Number         Exercise
              Outstanding         Prices          Price          Years         Exercisable        Price
             -------------     -----------    ------------  --------------  ---------------  -------------
                 368,950         $ 1.11         $ 1.11        8.76                211,200       $1.11
                 383,265         $ 1.67         $ 1.67        9.68                 85,653       $1.67
                 271,735         $ 1.84         $ 1.84        4.91                 54,347       $1.84
             -------------                                                  ---------------
               1,023,950                                                          351,200       $1.36
             =============                                                  ===============


NOTE G - INCOME TAXES

As of December 31, 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1,400,000, which may be available to offset future federal taxable income, if any, through 2022. Management does not expect the Company to be taxable in the near future and established a 100% valuation allowance against the deferred tax asset created by the net operating loss carryforwards at December 31, 2002 and 2001. The valuation allowance increased $407,000 for the year ended December 31, 2002, and $63,000 for the year ended December 31, 2001.


NOTE H - OTHER

On April 23, 2003 the Company entered into a letter of intent to acquire Over-the-Air Wireless, Inc. to add premium ringtone and media content to its product portfolio of mobile entertainment services. The transaction has not been consummated as of June 30, 2003 and the purchase price has not yet been determined.

DWANGO NORTH AMERICA, INC.
(formerly known as Dwango U.S.A., Inc.)
(a development stage company)

Notes to Financial Statements
December 31, 2002


NOTE I - SUBSEQUENT EVENTS

On July 15, 2003, the Company entered into employment agreements with four individuals at an aggregate monthly salary of approximately $24,000. Within 30 days, an aggregate of 30,000 shares of the Company's common stock is required to be issued to these individuals. Should any of the individuals leave the Company or be terminated prior to January 15, 2004, their shares are required to be returned to the Company. In addition, an aggregate of 154,500 stock options will be issued, of which one-eleventh vested on July 15, 2003, and the balance will vest one-eleventh on each subsequent six-month anniversary, as long as an employee remains with the Company. The exercise price of the option is the lesser of $5.00 per share or the fair market value at the exercise date, as defined, but not less than $1.67 per share. These employee agreements and related provisions can be cancelled with or without cause by either party within 30 days' written notice.

In connection with the above agreements, the Company purchased, for an aggregate of $40,000, certain assets from these individuals. Should any of these individuals leave the Company prior to January 15, 2004, any amount paid to them shall be refunded to the Company.

On July 7, 2003, Dwango Japan converted its $100,000 convertible promissory note into 59,881 shares of common stock.